THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE LAWS.

CONVERTIBLE PROMISSORY NOTE

Dated:  31 May 2017                                                                                                                         Amount:  $100,000

This Convertible Promissory Note (“Convertible Promissory Note”, “CPN”) is entered into on this 31st day of May 2017, by and between Koo’Toor Design, Inc. (“Koo’Toor”) and Ruben Gonzales wherein Koo’Toor agrees to pay Ruben Gonzales One Hundred Thousand Dollars ($100,000) on the terms and conditions set forth below:

IN EXCHANGE FOR VALUABLE CONSIDERATION, the undersigned hereby agrees to pay Ruben Gonzales One Hundred Thousand Dollars ($100,000), on or before March 1, 2018, (Maturity Date), pursuant to an Agreement of Purchase and Sale between Koo’Toor Design, Inc., and Satel, Inc., a California corporation, and in connection with the return of Ruben Gonzales’s sixty million (60,000,000) Shares of Koo’Toor Common Stock to treasury, and based on the terms and conditions set forth below:

1. Purpose.  On May 1, 2017, Koo’Toor entered into an Agreement of Purchase and Sale with Satel, Inc., a private company, incorporated in the State of California, wherein Ruben Gonzales agreed to return 60,000,000 Shares of the Company’s Common Stock to the Company treasury, in exchange of the following: (i) the total sum of Two Hundred Fifty Thousand Dollars ($250,000), in the form of this $100,000 Convertible Promissory Note, and a Promissory Note in the amount of $150,000; (ii) the resignation of Mr. Gonzales of his position as Director and all Officer positions; (iii) and the appointment of Mr. Richard Hylen as Officer and Director.

2. Pre-payment and Interest.  This Convertible Promissory Note (CPN) shall be subject to a 125% face value pre-pay penalty, and shall be imposed in the event the Holder converts any part of this CPN prior to March 1, 2018.  This CPN shall carry an interest rate of 8% per annum and shall begin accruing at the execution of this CPN.

3. Conversion.

3.1           Right to Convert.  Upon the Due Date, the Holder, or its designee, shall have the right to convert the whole or any portion of the Principal Amount of the Note ($100,000) and accrued but unpaid Interest thereon, at the rate of 42% discount to the average of three lowest closing prices of the previous fifteen days prior to the conversion notice, and into such number of fully paid and non-assessable shares of Common Stock of the Company as shall be determined pursuant to Section 3.3 herein (the “Common Stock”); such shares to be subject to the restrictions imposed by Rule 144 of the Securities Exchange Act of 1933, and otherwise as shall be provided herein.

3.2           Notice of Conversion.  The Holder may exercise the conversion right provided in this Section 3 by giving written notice (the “Conversion Notice”) to the Conversion, of the exercise of such right, within ten (10) days following the Due Date or at any time prior thereto.

3.3           Determination of Number of Shares.  The number of shares of Common Stock that shall be issuable upon conversion of the Note shall equal the amount of the Note to be converted (including Principal and accrued Interest thereon) divided by the per share price of the rate of 42% discount to the average of the three lowest closing prices of the previous fifteen days prior to the conversion notice.

3.4           Issuance of Shares.  Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the “Conversion Date”).  Within ten (10) business days after issuance of the Conversion Notice, the Company shall issue and deliver by hand against a signed receipt therefore, or by registered mail, return receipt requested, to the address designated by Holder in this Note, or otherwise, a stock certificate or stock certificates representing the number of shares of Common Stock to which Holder is entitled and a check or cash in payment of any amounts due under this Note that are not converted.  The Holder agrees, upon receipt of such stock certificate and payment to return the original of this Note for cancellation.

3.5           Taxes.  The Company shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of the Common Stock upon conversion; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of delivery of any certificate of such shares in a name other than that of Holder.

3.6           Reservation of Shares.  The Company shall reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note while this Note is outstanding.

4.  Costs of Conversion.  The Holder shall pay for the cost of any conversion of the Convertible Note.

5. Default.

5.1           Events of Default.  The entire unpaid and unredeemed balance of the Principal Amount and all Interest accrued and unpaid on this Note shall, at the election of Holder, be and become immediately due and payable upon the occurrence of any of the following events (a “Default Event”):

(a)	The non-payment by the Company when due of the Principal Amount and Interest as provided in this Note;

(b)
If the Company (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee, or liquidator for the Company or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of $3,000,000 in any one instance or in the aggregate during any consecutive twelve (12) month period, or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets;

(c)	Any failure by the Company to issue and deliver shares of Common Stock as provided herein upon conversion of this Note.

5.2           Rights upon Default.  Each right, power or remedy of Holder hereof upon the occurrence of any Default Event as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing by Holder or a transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Holder of any or all such other rights, powers or remedies.

6.  Failure to Act and Waiver.  No failure or delay by Holder to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or any such breach, or preclude the Holder from exercising any such right, power, or remedy at any later time or times.  By accepting payment after the due date of any amount payable under this Note, Holder shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a default for failure to effect such a payment of any such other amount.

The failure of Holder to give notice of any failure of breach of the Company under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

7.  Notice:  Notice shall be deemed sufficiently given or made if by personal service, certified or registered mail, confirmed facsimile or via email with confirmation of receipt.

8. Consent to Jurisdiction.  The Company hereby agrees and consents that any action, suit or proceeding arising out of this Note bay be brought in any appropriate court in the State of Nevada, including the United States District Court of Nevada, having jurisdiction over the subject matter, all at the sole election of Holder, and by the issuance and execution of this Note the Company irrevocably consents to the jurisdiction of each such court.

9.  Transfer.  This Note shall be transferred on the books of the Company only by Holder or by his/her attorney duly authorized in writing or by delivery to the Corporation of a duly executed Assignment.  The Company shall be entitled to treat any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Nevada.

10.  Amendments:  This Agreement may not be amended in any manner except in writing by both parties.

11. Assignment:  This Agreement may not be assigned or transferred by either party without express written agreement by both parties.

12. Authority:  Each party represents and warrants that they have the authority to consummate the transactions contemplated by this Agreement to the extent required by the terms and conditions set forth in this Agreement.

13.  Force Majeure.  An event beyond the control of one or both of the Parties, which prevents a Party from complying with any of its obligations under this Contract, including but not limited to an act of God (such as, but not limited to, fires, explosions, earthquakes, drought, tidal waves and floods, civil disturbances, and acts of war.)

In the event that either Party hereto is rendered unable, wholly or in part, by a Force Majeure to carry out its obligations under this Agreement, it is agreed that such Party shall give notice and details of the Force Majeure in writing to the other Party as promptly as possible after its occurrence.  In such cases, the obligations of the Party giving the Notice shall be suspended during the continuance of any inability so caused.  Should a condition of Force Majeure continue for more than thirty consecutive days, this Agreement may be immediately terminated at the Option of the Party not affected by the Force Majeure.

The Party invoking a Force Majeure Event shall submit to the other Party reasonable proof of the nature of the Force Majeure Event and of its effect upon the performance of the Party's obligations under this Agreement.

This Convertible Promissory Note, in its entirety, constitutes the valid and binding obligations of the Company, and with regard to this Convertible Promissory Note, to Mr. Gonzales, enforceable in accordance with its terms.

IN WITNESS WHEREOF, the undersigned acknowledge receipt of a completed copy of this instrument, dated this _____ day of May 2017.

KOO’TOOR DESIGN, INC.

/s/Ruben Gonzales
______________________________
By:  Ruben Gonzales, CEO